UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 17, 2006

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UNITY WIRELESS CORPORATION

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(Exact Name of Registrant as Specified in Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

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(Address of Principal Executive Offices) (Zip Code)

(800) 337-6642

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Registrant's telephone number, including area code

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective July 17, 2006, Unity Wireless Corporation (the “Company”) entered into a purchase agreement (the “Agreement”) dated July 17, 2006 with Celletra, Ltd., an Israel corporation (“Celletra”), for the purchase of Celletra by the Company.  As a result of the purchase, Celletra will at the closing become a wholly owned subsidiary of the Company.

At the closing the Company will issue to the Celletra Selling Shareholders (as defined) an aggregate of 70,000 shares of Series B Convertible Non Redeemable Preferred Shares (“Series B Preferred Stock”). Each share of the Series B Preferred Stock will be convertible into 1,000 shares of Common Stock upon the effectiveness of a certificate of amendment to the Certificate of Incorporation duly filed with the Secretary of State of Delaware that increases the authorized number of shares of Common Stock (“Amendment”). The Company agreed that the Amendment will be effected no later than November 15, 2006. An additional 20,000 shares of Series B Preferred Stock and 40 million warrants, at exercise prices ranging from US$0.20 to US$0.30, may also be issuable based on certain performance milestones being met by Celletra in 2006.  Excluding shares of common stock underlying warrants, shares issued pursuant to this transaction are subject to resale restrictions for a minimum 12-month period and will be released in 12 equal amounts monthly over the following 13 to 24-months.

Each Celletra Selling Shareholder agreed to indemnify the Company against misrepresentations and breaches of warranty, but the Company can look only to 10% of the merger consideration received by such Shareholder to recover on these obligations.

A copy of the Agreement is attached as Exhibit 2.1 and a copy of a related agreement by Shareholders of Celletra is attached as Exhibit 2.2. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
2.1	Merger Agreement dated July 17, 2006 by and among Unity Wireless Corporation and Celletra, Ltd.
2.2	Letter Agreement dated July 17, 2006 by certain shareholders of Celletra in favor of Unity Wireless Corporation.
99.1	Press Release dated July 19, 2006 by Unity Wireless Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITY WIRLESS CORPORATION

Registrant

Date:  July 21, 2006

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer and Principal Executive Officer